Exhibit 99.1

Innodata Isogen Reports Second Straight Year of Record Revenue; Strong Sequential Increase in Revenue and Earnings in the Fourth Quarter of 2008

  Anticipates Continuing Gains in Revenue and a Significant Increase in Earnings in Q1 2009 and Overall Strong Performance in 2009

NEW YORK--(BUSINESS WIRE)--March 11, 2009--INNODATA ISOGEN, INC. (NASDAQ: INOD), a leading provider of knowledge process outsourcing services, as well as publishing and related information technology services, today announced revenue of $20,398,000 for the fourth quarter of 2008, up approximately 11% from revenue of $18,333,000 in the third quarter of 2008 and essentially on par with revenue of $20,517,000 in the fourth quarter of 2007.

The company reported net income of $5,607,000, or $0.23 per diluted share, for the fourth quarter of 2008, up from net income of $1,108,000, or $0.05 per diluted share, in the third quarter of 2008, and up from $2,232,000, or $0.09 per diluted share, in the fourth quarter of 2007.

Earnings for the fourth quarter of 2008 included a tax benefit of $3,340,000, or $0.14 per diluted share, from the reversal of a deferred tax valuation allowance, and reflected a charge of $475,000, or approximately $0.02 per diluted share, resulting from a workforce reduction announced in December.

Excluding the reversal of the valuation allowance and the restructuring charge, earnings in the fourth quarter of 2008 would have been $2,742,000, or $0.11 per diluted share.

For the fiscal year ended December 31, 2008, revenues were $75,001,000, up 11% from revenues of $67,731,000 for the year ended December 31, 2007. The company earned $7,584,000, or $0.30 per diluted share, in 2008, as compared to $4,566,000, or $0.18 per diluted share, in 2007.

Excluding the reversal of the valuation allowance and the restructuring charge, earnings for the fiscal year ended December 31, 2008 would have been $4,719,000, or $0.19 per diluted share, up from $4,566,000, or $0.18 per diluted share, in 2007.

Innodata Isogen also reported that recurring revenue climbed to approximately 68% of total revenue in 2008, up from 61% of total revenue in 2007.

The results reported today surpassed the company’s historical high for annual revenues and were in line with the company’s recent generalized guidance.

According to Jack Abuhoff, chairman and CEO of Innodata Isogen, the company is off to a strong start in 2009. “We anticipate continued improvement in top line growth, driven by expansion of existing knowledge process outsourcing (KPO) programs and new engagements,” Abuhoff said. “We expect first quarter revenue to be 5% to 10% higher than fourth quarter 2008 revenue, with a significant increase in profitability. Moreover, while we expect variability on a quarterly basis, we anticipate continued growth in annual revenues and earnings in 2009.”

“Our gross profit, defined as revenue less direct operating expenses, increased – from 28% of revenue in the third quarter to 36% of revenue in the fourth quarter – through a combination of cost reductions, increased operating efficiency, continued growth in our KPO business and a more favorable foreign exchange environment,” stated Steven Ford, chief financial officer of Innodata Isogen. “In the first quarter of 2009, we expect significant improvements in earnings, as a result of multiple factors: first, a full quarter’s benefit from the cost restructure we announced in December; second, continuing benefits of scale from revenue increases without substantial fixed operating costs or SG&A increases; and third, continued strengthening of the U.S. dollar.”

Timing of Conference Call with Q&A

Innodata Isogen will conduct an earnings conference call, including a question & answer period, at 11:00 AM ET today. You can participate in this call by dialing the following call-in numbers:

The call-in numbers for the conference call are:

1-888-632-5023 (Domestic)

1-913-312-0852 (International)

1-888-203-1112 (Domestic Replay)

1-719-457-0820 (International Replay)

Pass code on replay only: 3423088

Investors are also invited to access a live Webcast of the conference call at the Investor Relations section of www.innodata-isogen.com. Please note that the Webcast feature will be in listen-only mode. Call-in or Webcast replay will be available for 30 days following the conference call.

About Innodata Isogen

Innodata Isogen, Inc. (NASDAQ: INOD) is a leading provider of knowledge process outsourcing (KPO) services, as well as publishing and related information technology (IT) services.

We work as a product development partner to our clients, helping them meet their content creation and publishing challenges. We provide outsourcing services that draw upon onshore and offshore resources, proven project management and highly engineered processes and tools. We also help our clients improve their internal business operations with process and systems engineering.

Our clients include leading enterprises in information-intensive industries such as media, publishing and information services, high technology, manufacturing, aerospace, defense, law, government and intelligence.

Recent honors include EContent Magazine’s “EContent 100”, KMWorld Magazine’s “100 Companies That Matter”, and International Association of Outsourcing Professionals (IAOP) “Global Outsourcing Top 100.”

Headquartered in Northern New Jersey, Innodata Isogen has offices and operations in the United States, the Philippines, India, Sri Lanka, Israel, China and France.

This release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “project,” “head start,” "believe," "expect," “should,” "anticipate," "indicate," "point to" and other similar expressions generally identify forward-looking statements, which speak only as of their dates.

These forward-looking statements are based largely on the company's current expectations, and are subject to a number of risks and uncertainties, including without limitation, the primarily at-will nature of the company's contracts with its customers and the ability of customers to reduce, delay or terminate projects, customers are not contractually required to enter into or continue projects that the company regards as recurring, depressed market conditions, changes in external market factors, the ability and willingness of the company's clients and prospective clients to execute business plans which give rise to requirements for digital content and professional services in knowledge processing, difficulty in integrating and deriving synergies from acquisitions, potential undiscovered liabilities of companies that Innodata Isogen acquires, changes in the company's business or growth strategy, the emergence of new or growing competitors, various other competitive and technological factors, and other risks and uncertainties indicated from time to time in the company's filings with the Securities and Exchange Commission.

Actual results could differ materially from the results referred to in the forward-looking statements. In light of these risks and uncertainties, there can be no assurance that the results referred to in the forward-looking statements contained in this release will occur.

INNODATA ISOGEN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Year Ended
	December 31		December 31

	2008	2007	2008	2007

Revenues	$20,398	$20,517	$75,001	$67,731

Operating costs and expenses
Direct operating expenses	13,065	14,059	53,525	48,581
Selling and administrative expenses	4,353	4,734	16,134	15,281
Interest (income), net	(39)	(178)	(206)	(645)

Total	17,379	18,615	69,453	63,217

Income before benefit from income taxes	3,019	1,902	5,548	4,514

Benefit from income taxes	(2,588)	(330)	(2,036)	(52)
Net income	$ 5,607	$ 2,232	$ 7,584	$ 4,566

Income per share:
Basic	$ .23	$ .09	$ .31	$ .19
Diluted	$ .23	$ .09	$ .30	$ .18

Weighted average shares outstanding:
Basic	24,119	24,582	24,390	24,142
Diluted	24,376	25,949	25,137	25,327

INNODATA ISOGEN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2008 AND 2007
(Dollars in Thousands)

	December 31,	December 31,
	2008	2007
	Unaudited	From audited
		financial statements
ASSETS:

Current assets:
Cash and cash equivalents	$13,875	$14,751
Accounts receivable-net	14,017	10,673
Prepaid expenses and other current assets	2,246	2,117
Refundable income taxes	-	453
Deferred income taxes	4,115	202

Total current assets	34,253	28,196

Property and equipment, net	6,726	7,160

Other assets	2,825	2,037

Deferred income taxes	906	381

Goodwill	675	675

TOTAL	$45,385	$38,449

LIABILITIES AND STOCKHOLDERS' EQUITY:

Current liabilities:
Accounts payable and accrued expenses	$3,593	$4,200
Accrued salaries, wages and related benefits	5,289	5,244
Income and other taxes	1,649	2,053
Current portion of long-term obligations	915	370

Total current liabilities	11,446	11,867

Deferred income taxes	2,080	1,224

Long term obligations	1,671	2,128

STOCKHOLDERS' EQUITY	30,188	23,230

TOTAL	$45,385	$38,449

CONTACT:
Innodata Isogen, Inc.
Steven L. Ford, 201-371-2510
Chief Financial Officer
sford@innodata-isogen.com